Exhibit 99.1

January 21, 2021

NOTICE OF EXTENSION OF REDEMPTION DATE FOR CERTAIN WARRANTS (CUSIP 54405Q118)

Dear Public Warrant Holder,

NOTICE IS HEREBY GIVEN that Lordstown Motors Corp. (the “Company”) has determined to and hereby does extend the period during which its Public Warrants (as defined below) may be exercised by holders thereof and has determined to, and hereby does, change the redemption date of its Public Warrants to January 27, 2021 (the “Redemption Date”).

Pursuant to the Notice of Redemption, dated December 16, 2020 (the “Notice of Redemption”), the Company announced the redemption of all of the Company’s outstanding warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), for a redemption price of $0.01 per Public Warrant (the “Redemption Price”), that were issued under the Warrant Agreement, dated as of February 27, 2019 (the “Warrant Agreement”), by and between the Company (formerly known as DiamondPeak Holdings Corp.) and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”), as part of the units sold in the Company’s initial public offering (the “IPO”). Each Public Warrant entitles the holder thereof to purchase one share of Common Stock for a purchase price of $11.50 per share, subject to adjustment. As of the date hereof, the Company has determined to extend the exercise period and has changed the Redemption Date to January 27, 2021.

Any Public Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Public Warrants, except to receive the Redemption Price. Warrants to purchase Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO and are still held by the initial holders thereof or their permitted transferees are not subject to the Notice of Redemption.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Public Warrant holders to exercise their Public Warrants will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. At 5:00 p.m. New York City time on the Redemption Date and thereafter, holders of unexercised Public Warrants will have no rights with respect to those warrants, except to receive the Redemption Price. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Public Warrants for exercise.

EXERCISE PROCEDURE

Public Warrant holders have until 5:00 p.m. New York City time on the Redemption Date to exercise their Public Warrants to purchase Common Stock. Public Warrants may only be exercised for cash. Each Public Warrant entitles the holder thereof to purchase one share of Common Stock at a cash price of $11.50 per Public Warrant exercised (the “Exercise Price”).

Payment of the exercise funds may be made by wire transfer of immediately available funds. Wire instructions will be provided to the Depository Trust Company and will otherwise be provided upon request.

Those who hold their Public Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Public Warrants since the process to exercise is VOLUNTARY.

Persons who are holders of record of their Public Warrants may exercise their Public Warrants by sending:

1.	The Warrant Certificate;

2.	A fully and properly completed “Election to Purchase” (a form of which is attached hereto as Annex A), duly executed and indicating, among of things, the number of Public Warrants being exercised; and

3.	The exercise funds via wire transfer,

to:

American Stock Transfer & Trust Company, LLC
6201 15th Ave, Brooklyn, NY 11219

Attention: Reorg

Bank Name: JPMorgan Chas

ABA: 021000021

Acct #530-354616

Account Name: American Stock Transfer & Trust Co., LLC

Email: reorgwarrants@astfinancial.com

The method of delivery of the Public Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The Warrant Certificate, the fully and properly completed Election to Purchase and the exercise funds must be received by American Stock Transfer & Trust Company, LLC prior to 5:00 p.m. New York City time on the Redemption Date. Any failure to deliver a fully and properly completed Election to Purchase together with the related Warrant Certificate and exercise funds before such time will result in such holder’s Public Warrants being redeemed at the Redemption Price of $0.01 per Public Warrant and not exercised.

PROSPECTUS

A prospectus covering the Common Stock issuable upon the exercise of the Warrants is included in a registration statement filed with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-250045) (the “SEC”). The SEC also maintains an Internet website that contains a copy of this prospectus. The address of this site is www.sec.gov. Alternatively, to obtain a copy of the prospectus (and the supplements thereto), please visit our investor relations website at https://investor.lordstownmotors.com/.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Public Warrant for payment after 5:00 p.m. New York City time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for surrendering their Public Warrants for payment of the Redemption Price.

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Any questions you may have about redemption and exercising your Public Warrants may be directed to the Warrant Agent at its address and telephone number set forth above.

Sincerely,

LORDSTOWN MOTORS CORP.

/s/ Stephen S. Burns
Stephen S. Burns
Chief Executive Officer

ANNEX A

LORDSTOWN MOTORS CORP.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                    shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Lordstown Motors Corp. (the “Company”) in the amount of $                    in accordance with the terms hereof.   The undersigned requests that a certificate for such shares of Common Stock be registered in the name of                    , whose address is                    and that such shares of Common Stock be delivered to                    whose address is .  If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of , whose address is                     and that such Warrant Certificate be delivered to , whose address is                    .

(Date)

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).